UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2020

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NLIGHT, INC.
(Exact name of Registrant as specified in its charter)

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Delaware	001-38462	91-2066376
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
5408 NE 88th Street, Building E Vancouver, Washington 98665
(Address, including zip code, of Registrant's principal executive offices)
(360) 566-4460
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Common Stock, par value $0.0001 per share	LASR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Equity Awards

On July 14, 2020, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of nLIGHT, Inc. (the “Company”) unanimously approved annual awards of restricted stock (“RSAs”) and performance restricted stock awards (“PRSAs”). The RSAs and PRSAs were awarded under the Company’s 2018 Equity Incentive Plan to the Company’s “named executive officers” (as defined in Instruction 4 to Item 5.02 of Form 8-K) in the following amounts:

Name	Restricted Stock Award Shares	Performance-Based Restricted Stock Award Target Shares
Scott Keeney	120,000	60,000
Ran Bareket	53,333	26,667
Rob Martinsen	33,333	16,667

The first vesting date for the RSAs is June 1, 2021. Under each PRSA award agreement, the named executive officer will be granted an award equal to the target number of shares shown above (the “Target Shares”), which will be earned subject to the achievement of performance conditions, to be established by the Compensation Committee, during a performance period ending June 30, 2022. The RSAs and PRSAs otherwise have the same vesting schedule, including acceleration provisions, as previously awarded RSAs and PRSAs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NLIGHT, INC.
(Registrant)

Date:	July 20, 2020	By:	/s/ SCOTT KEENEY
Scott Keeney
President and Chief Executive Officer